As filed with the Securities and Exchange Commission on April 13, 2007
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
T. ROWE PRICE GROUP, INC.
(Exact name of registrant as specified in its charter)

Maryland	52-2264646
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

100 East Pratt Street
Baltimore, Maryland	21202
(Address of principal executive offices)	(Zip Code)
T. ROWE PRICE GROUP, INC. 2007 NON-EMPLOYEE DIRECTOR EQUITY PLAN
(Full title of plan)

(Name, address and telephone
number of agent for service)
James A.C. Kennedy
Chief Executive Officer and President
T. Rowe Price Group, Inc.
100 East Pratt Street
Baltimore, Maryland 21202
(410) 345-2000	(Copy to:) R.W. Smith, Jr., Esquire DLA Piper US LLP 6225 Smith Avenue Baltimore, Maryland 21209-3600 (410) 580-3000
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
	Amount	Maximum	Maximum	Amount of
	to be	Offering	Aggregate	Registration
Title of Securities to be Registered	Registered	Price Per Unit(2)	Offering Price(2)	Fee(2)
Common Stock, $.20 par value per share(1)	750,000	$48.32	$36,240,000	$1,113

(1) In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate number of shares of Common Stock that may be offered or issued by reason of stock splits, stock dividends or similar transactions.
(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and (h). The proposed maximum offering price per share, proposed maximum aggregate offering price and the amount of the registration fee are based on the average of the high and low prices of T. Rowe Price Group, Inc. Common Stock on The NASDAQ Stock Market on April 11, 2007 (i.e., $48.32).

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
     Not required to be included in this Form S-8 Registration Statement pursuant to the introductory Note to Part I of Form S-8.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE
     The following documents which have been filed by the Registrant with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference:
(a)	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2006;

(b)	All other reports filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), since the end of the fiscal year covered by the document referred to in (a) above; and

(c)	Description of Common Stock of the Registrant contained or incorporated in the registration statements filed by the Registrant under the Exchange Act, including any amendments or reports filed for the purpose of updating such description.
     All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part of this Registration Statement from the date of filing of such documents.
ITEM 4. DESCRIPTION OF SECURITIES
     Not applicable.
ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL
     None.
ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS
     Directors and officers of the Registrant are indemnified under Section 2-418 of the Corporations and Associations Article of the Annotated Code of Maryland, and under Article EIGHTH, Section 6 of the Registrant’s Charter as follows:
     (6) The Corporation shall indemnify (a) its directors to the full extent provided by the general laws of the State of Maryland now or hereafter in force, including the advance of expenses under the procedures provided by such laws; (b) its officers to the same extent it shall indemnify its directors; and (c) its officers who are not directors to such further extent as shall be authorized by the Board of Directors and be consistent with law. The foregoing shall not limit the authority of the Corporation to indemnify other employees and agents consistent with law.

     As permitted by Maryland law, Article EIGHTH, Section 7 of the Registrant’s Charter limits the monetary liability of its directors and officers to the Registrant and its stockholders to the maximum extent permitted by Maryland law in effect from time to time. Article EIGHTH, Section 7 of the Registrant’s Charter provides as follows:
     (7) To the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted, no director or officer of this Corporation shall be personally liable to the Corporation or its stockholders for money damages. No amendment or repeal of any of its provisions shall limit or eliminate the benefits provided to directors and officers under this provision with respect to any act or omission which occurred prior to such amendment or repeal.
ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED
     Not applicable.
ITEM 8. EXHIBITS
     The following exhibits are filed herewith or incorporated herein by reference.

EXHIBIT
NUMBER	DESCRIPTION
4.1	Amended and Restated Charter of T. Rowe Price Group, Inc. as of March 9, 2001. (Incorporated by reference from Form 10-K for 2000; Accession No. 0001113169-01-000003.)

4.2	Amended and Restated By-Laws of T. Rowe Price Group, Inc. as of December 12, 2002. (Incorporated by reference from Form 10-K for 2002; Accession No. 0000950133-03-000699.)

5	Opinion of DLA Piper US LLP as to the legality of the securities being offered (includes Consent of Counsel) (filed herewith).

23.1	Consent of Counsel (contained in Exhibit 5 to this Registration Statement).

23.2	Consent of KPMG LLP, Independent Registered Public Accounting Firm (filed herewith).

24	Powers of Attorney (filed herewith).

99.1	2007 Non-Employee Director Equity Plan. (Incorporated by reference from Form DEF 14A; Accession No. 0001113169-07-000018.)

99.2	Form of option agreement available for awards issued under the 2007 Non-Employee Director Equity Plan (filed herewith).

99.3	Form of restricted stock agreement available for awards issued under the 2007 Non-Employee Director Equity Plan (filed herewith).

99.4	Form of restricted stock units agreement available for awards issued under the 2007 Non-Employee Director Equity Plan (filed herewith).

ITEM 9. UNDERTAKINGS
     The undersigned Registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.
Paragraphs (l)(i) and (l)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, T. Rowe Price Group, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on this 13th day of April, 2007.

T. ROWE PRICE GROUP, INC.
By:	/s/ Barbara A. Van Horn
Barbara A. Van Horn, as Attorney-in-Fact
for James A.C. Kennedy Chief Executive Officer and President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date
James A.C. Kennedy
Chief Executive Officer and President
*	(Principal Executive Officer)
James A.C. Kennedy

Kenneth V. Moreland
Vice President and Chief Financial Officer
*	(Principal Financial Officer)
Kenneth V. Moreland

Joseph P. Croteau
Treasurer
*	(Principal Accounting Officer)
Joseph P. Croteau

*By: /s/ Barbara A. Van Horn	As Attorney-in-Fact	April 13, 2007
Barbara A. Van Horn
     A majority of the Board of Directors:
     Edward C. Bernard, James T. Brady, J. Alfred Broaddus, Jr., Donald B. Hebb, Jr., James A.C. Kennedy, Brian C. Rogers, Dr. Alfred Sommer, Dwight S. Taylor, Anne Marie Whittemore

/s/ Barbara A. Van Horn	As Attorney-in-Fact	April 13, 2007
Barbara A. Van Horn

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
4.1	Amended and Restated Charter of T. Rowe Price Group, Inc. as of March 9, 2001. (Incorporated by reference from Form 10-K for 2000; Accession No. 0001113169-01-000003.)

4.2	Amended and Restated By-Laws of T. Rowe Price Group, Inc. as of December 12, 2002. (Incorporated by reference from Form 10-K for 2002; Accession No. 0000950133-03-000699.)

5	Opinion of DLA Piper US LLP as to the legality of the securities being offered (includes Consent of Counsel) (filed herewith).

23.1	Consent of Counsel (contained in Exhibit 5 to this Registration Statement).

23.2	Consent of KPMG LLP, Independent Registered Public Accounting Firm (filed herewith).

24	Powers of Attorney (filed herewith).

99.1	2007 Non-Employee Director Equity Plan. (Incorporated by reference from Form DEF 14A; Accession No. 0001113169-07-000018.)

99.2	Form of option agreement available for awards issued under the 2007 Non-Employee Director Equity Plan (filed herewith).

99.3	Form of restricted stock agreement available for awards issued under the 2007 Non-Employee Director Equity Plan (filed herewith).

99.4	Form of restricted stock units agreement available for awards issued under the 2007 Non-Employee Director Equity Plan (filed herewith).